SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

FTI Consulting, Inc. (“FTI Consulting”) entered into amendments as of February 28, 2019 (individually an “Officer Amendment,” and collectively, the “Officer Amendments”), with each of Ajay Sabherwal (Chief Financial Officer), Paul Linton (Chief Strategy and Transformation Officer), Curtis Lu (General Counsel) and Holly Paul (Chief Human Resources Officer), amending his or her employment letter dated as of July 5, 2016. July 15, 2014, May 14, 2015 and July 15, 2014, respectively, in each case as previously amended (each an “Officer Employment Letter,” and collectively, the “Officer Employment Letters”). Each Officer Amendment provides that upon termination of the applicable officer by FTI Consulting without “cause,” upon termination by the applicable officer with “good reason,” or upon “disability” (each as defined in the applicable Officer Amendment), or upon death, such officer, in addition to other payments provided for in his or her applicable Officer Employment Letter, will be eligible to receive pro-rata annual incentive pay for the year of termination in the amounts determined as follows:

•

based on actual performance of operating financial performance metric(s) (“Operating AIP”) established for the year of termination (with no exercise of negative discretion) determined by multiplying (x) the full incentive pay that would have been payable based on the actual achievement of Operating AIP (if any) for the year of termination had such termination not occurred, by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through the date of termination, and the denominator of which is 365, which amount (if any) will be paid in cash in a lump sum when such annual incentive bonus is paid to other executives of FTI Consulting, plus

•

based on such officer’s individual performance (if an applicable performance metric) (“Individual Performance AIP”), determined by multiplying (x) the amount of Individual Performance AIP (if any) awarded and paid in the year prior to the year of termination by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through the date of termination, and the denominator of which is 365, which amount (if any) will be paid in cash in a lump sum within two and one-half months following the effective date of such officer’s termination.

FTI Consulting also entered into an amendment as of February 28, 2019 (the “CEO Amendment,” and together with the Officers Amendments, the “Amendments”) amending the employment agreement dated as of December 13, 2013 with Steven H. Gunby (the “CEO”), as previously amended (the “CEO Employment Agreement”), to provide that upon termination by FTI Consulting without “cause,” termination by the CEO’s with “good reason,” or upon “disability” (each as defined in the CEO Employment Agreement), or upon death, the CEO, in addition to other payments provided for in the CEO Employment Agreement, will be eligible to receive additional annual incentive pay in the amount determined as follows:

•

pro-rata annual incentive pay for the year of termination based on the CEO’s individual performance (if an applicable performance metric) (“CEO Performance AIP”), determined by multiplying (x) the amount of CEO Performance AIP (if any) awarded and paid in the year prior to the year of termination by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through the date of termination, and the denominator of which is 365, which amount (if any) shall be paid in cash in a lump sum within two and one-half months following the effective date of the CEO’s termination.

The CEO Amendment also amends the CEO Employment Agreement to provide that upon termination by FTI Consulting without cause, or termination by the CEO with good reason, the CEO will be eligible to receive a lump sum cash payment in an amount equal to 2.0 times the sum of the CEO’s base annual salary and Target Bonus (as defined in Section 5 of the CEO Employment Agreement).

The above descriptions of the Amendments are qualified in their entirety by the full text of each applicable Amendment. The CEO Amendment has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated herein by reference. The Officer Amendments have been filed with this Current Report on Form 8-K as Exhibits 10.2 through 10.5 hereto and are hereby incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 effective as of February 28, 2019 to Employment Agreement dated as of December 13, 2013, as amended, by and between FTI Consulting, Inc. and Steven H. Gunby

10.2	Amendment No. 2 effective as of February 28, 2019 to Offer of Employment Letter dated as of July 5, 2016, as amended, by and between FTI Consulting, Inc. and Ajay Sabherwal

10.3	Amendment No. 2 effective as of February 28, 2019 to Offer of Employment Letter dated July 15, 2014, as amended, by and between FTI Consulting, Inc. and Paul Linton

10.4	Amendment No. 2 effective as of February 28, 2019 to Employment Letter dated May 14, 2015, as amended, by and between FTI Consulting, Inc. and Curtis Lu

10.5	Amendment No. 3 effective as of February 28, 2019 to Offer of Employment Letter dated July 15, 2014, as amended, by and between FTI Consulting, Inc. and Holly Paul

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 4, 2019	By:	/s/ CURTIS LU
Curtis Lu
General Counsel

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